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                                                                   EXHIBIT 10.35

September 5, 2002

Thomas Volk
11555 Hillpark Lane
Los Altos Hills, CA  94024

Dear Thomas:

I am very pleased to offer you the position of Executive Vice President and General Manager of the eBusiness Group (eBG) reporting directly to me. This position will be located at the Sybase Corporate Headquarters in Dublin, CA, and will be responsible for the leadership, growth, and revenue and margin achievements of the following divisions: Enterprise Solutions, Business Intelligence and e-Business.

This offer is contingent upon your obtaining an H-1B Visa approval from the U.S. Immigration and Naturalization Service (INS). We anticipate that this INS application and approval process will take three to six months. Therefore, we look forward to your starting date of Sybase employment sometime in early Q1 of 2003.

         I.       Your compensation will consist of the following components:

                  1) Base Salary: $350,000 per annum paid bi-monthly at $14,583.33.

                  2) Variable Compensation and Incentive Bonus: You will be eligible for FY 2003 variable compensation and incentive bonus of $250,000 as follows:

                           1) Variable Compensation target of $125,000 based on 100% achievement of revenue and margin targets for the three divisions under eBG (ESD, BID and eBD).

                           2) Executive Leadership Team (ELT) Incentive Bonus target of $125,000 based on Sybase, Inc. achievement of its revenue and profit before tax (PBT) goals as approved by the Board of Directors for 2003.

         II.      Stock Options:

                  A recommendation will be made for you to be awarded an option to purchase 300,000 shares of Sybase common stock. The stock option price will be the closing price as quoted on NYSE on the date the option is granted.

                  The option with respect to 6/48 of the shares will vest after the first six (6) months and the option with respect to 1/48 of the shares will vest each month for the following forty-two
                  (42) months. Sybase has the right to cancel any unvested portion of your shares if your employment with the company is ended for any reason before four (4) years. If you do not receive your stock option agreement within four to six weeks from your start date, please contact Corporate Stock Administration immediately.

                  Additional shares of Sybase options may be recommended for you on an annual basis based on your job performance and contributions.

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         III.     Sign-On Bonus

                  You will receive a sign-on bonus of $120,000 (gross, subject to income tax withholding) to be paid to you after 30 days from your start of employment with Sybase. Please note that if you resign from Sybase or are terminated "for cause" within two years of your employment start date, you agree to repay Sybase the full sign-on bonuses less 1/24 for every full month of your Sybase employment. Please sign and return the enclosed Sign-On Bonus Agreement with your signed acceptance of this offer.

         IV.      One-Time Relocation and Miscellaneous Bonus

                  Sybase agrees to cover and reimburse you up to $100,000 for the following relocation and miscellaneous expenses. To obtain reimbursement to expenses paid directly by you, you will need to submit an Expense Report with all appropriate receipts.

                  1) H-1B Visa and permanent Residence (Green Card) Visa filing fees and legal costs - Sybase will pay reasonable legal fees and INS filing fees for obtaining your H-1B, (and later on your Permanent Residence) Visa. Corporate Human Resources will coordinate and assist you in this process.

                  2) Househunting, business class airfare and actual relocation business class airfare for your and your spouse (from Germany to San Francisco).

                  3) Up to 90 days of temporary housing and car rental (when you relocate to the Dublin, CA area).

                  4) Shipment and storage of household goods (associated with your relocation to the Dublin, CA area), which will be coordinated by Corporate Human Resources.

                  5) Closing costs associated with your purchase of a home in the Dublin, CA area within six months of your employment date.

Please sign and return the enclosed Relocation Agreement with your signed acceptance of this offer.

         V.       Change of Control Agreement

                  A change of control agreement (double trigger) will be recommended for you shortly after your employment start date. You will be receiving the agreement from Nita White-Ivy, Vice President of Worldwide Human Resources shortly after your first month of employment.

         VI.      Employee Benefits

                  You will be covered by the Sybase U.S. employee benefits program, a summary of which is enclosed.

         VII.     Financial and Tax Planning

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                  Sybase has developed a comprehensive executive financial and tax planning program for its officers which we plan to roll out in January 2003. You will be eligible to participate in this program if and when it is launched.

         VIII.    Business Travel

                  All job-related air travel in the performance of your duties and responsibilities as EVP and GM for eBG will be in accordance with Sybase current travel policy for ELT members.

You agree that your employment with Sybase is "at will" and that you are free to resign your employment at any time with or without cause and that Sybase may also terminate your employment at any time with or without cause.

This offer is also contingent upon: (1) satisfactory verification of your current and previous employment history, background checks and your academic degrees; and (2) completion and signing of the enclosed Sybase Employment form, Notification and Authorization to Conduct Background Investigation form, and Sybase Statement of Values and Ethics.

The enclosed Non-Disclosure Agreement must be signed by all Sybase employees as a condition of employment, and Section 1 of the enclosed U.S. Department of Justice Immigration and Naturalization Service I-9 Form also must be completed. The enclosed Personal Data Sheet and W-4 must be completed to ensure that you receive your paychecks and other employee benefits in a timely manner. Please signify acceptance of this offer by signing one copy of this offer letter, and returning it with the aforementioned enclosed documents by September 25, 2002 to Nita White-Ivy at Human Resources.

U.S. Federal law requires that we make this offer of employment contingent upon being able to produce proof that you have the legal right to work in the United States. Because satisfactory evidence of such proof must be presented in order for you to start employment, you will need to complete the application for the H-1B with the U.S. INS and receive approval before you start your Sybase employment.

We are very proud of our company's continuing success and look forward to your joining our very committed and hardworking team.

Sincerely,

/s/ JOHN S. CHEN

John S. Chen
Chairman, CEO and President

NWI:ef
Enclosures

cc: Juli Ann Reynolds, Russell Reynolds Associates

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I will start to work at Sybase within two (2) weeks following receipt of my H-1B visa from the U.S. Immigration and Naturalization Service (or after January 1,
2003). I certify that as of my Sybase start date, I will not be employed by, on the payroll of, or otherwise compensated by any other company, and that I have not received any consideration or promise of consideration from any other company based on my acceptance of employment with Sybase. I can produce satisfactory proof on my start date that I have the legal right to work in the United States.

I understand and agree that if I am hired by Sybase, I will be free to resign my employment at any time with or without cause and that Sybase may also terminate my employment at any time with or without cause. I understand that although Sybase has Human Resources policies relating to other terms and conditions of my employment, and that these policies and conditions may be changed from time to time by Sybase at its discretion, the voluntary "at will" nature of my employment may not be changed.

This offer states the entire agreement and understanding between Sybase and me with regard to its offer of employment and supersedes any other negotiations, agreements, promises, understandings, and representations, whether written or oral.

Signed:           /s/ THOMAS VOLK                Date:    09-24-02
               --------------------------

Print Name:    Thomas Volk

Please indicate your termination date with current employer:  12-31-02

Name of current employer:  HP